Exhibit 10.25
LEASE
     THIS LEASE (“Lease”) is made and entered into as of this 1st day of December, 2005 (the “Effective Date”) by and between BLUE RIDGE REAL ESTATE COMPANY, (herein referred to as “Landlord”) and JFBB SKI AREAS, INC., a Missouri corporation, (herein referred to as “Tenant”),
W I T N E S S E T H:
     WHEREAS, Landlord desires to enter into a Lease with Tenant for the Leased Premises; and
     WHEREAS, Big Boulder Corporation simultaneously hereto desires to enter into a Lease with Tenant for additional property known as the “Big Boulder Lease”; and
     WHEREAS, the Parties hereto entered into a Lease dated August 31, 2005 which Lease Agreement is incorporated herein as though fully set forth at length.
     NOW THEREFORE, in consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:
     1. Leased Premises. Landlord hereby demises unto Tenant and Tenant rents from Landlord a certain parcel of land containing approximately 210 acres, more or less, (the “Leased Premises” or “Property”) which premises are located in Kidder Township, Carbon County, State of Pennsylvania, together with all improvements, buildings, structures, fixtures, parking lots, now or hereafter situated, placed, constructed or installed on the Leased Premises, including without limitation, any additions to, substitutions for, changes in or replacements of, the whole or any part thereof, and including without limitation, any improvements constructed by Tenant (collectively, the “Improvements”). The Leased Premises are shown on Exhibit A which is attached hereto. The Leased Premises and the Improvements are collectively referred to herein as the “Property.” or “Leased Premises”.
     2. Term And Options To Extend.
          (a) Initial Term. The term of this Lease shall be for twenty-eight (28) years commencing on December 1, 2005 (“Commencement Date”) and ending twenty-eight (28) years following the Commencement Date (the “Initial Term”).
          (b) Definition of “Lease Term”. The phrase “Lease Term,” as used in this Lease, shall mean the Initial Term of this Lease.
     3. Annual Rent — Additional Rent.
          (a) Annual Minimum Rent. Annual minimum rent for the Property (“Minimum Rent”) shall be Two Hundred Thousand and 00/100 ($200,000.00) Dollars per annum, payable in consecutive monthly installments of Fifty Thousand and 00/100 ($50,000.00)

Dollars beginning on the first day of January, 2006, and continuing on the first day of February March and April without deduction or set-off, at the office of the Landlord. In subsequent years, the entire Minimum Rent shall be paid in four (4) consecutive monthly payments beginning on the first day of January of each year. The amount due each month will be twenty-five (25%) percent of the total annual Minimum Rent due, adjusted as described in paragraph 3(d).
          (b) Additional Rent. All amounts which Tenant is required to pay pursuant to this Lease (other than Annual Rent), together with any fine, penalty, interest and costs (including but not limited to reasonable attorneys fees and costs) which may be added for nonpayment or late payment thereof, shall constitute additional rent (referred to herein as “Additional Rent”). If Tenant fails to pay any Additional Rent due under this Lease, then Landlord shall have the right to pay the same and shall have all of the rights, powers and remedies with respect thereto as are provided herein or by law in the case of nonpayment of Annual Rent.
          (c) Late Charge. If any payment of Rent (including, without limitation, all Minimum Rent and all Additional Rent) or any part thereof to be made by Tenant to Landlord pursuant to the terms of this Lease is not received by Landlord by the tenth (l0th) day of any month, a late charge of Five Cents ($0.05) for each dollar so overdue shall be paid by Tenant for the purpose of defraying the expense incident to handling such delinquent payment. Nothing herein or in the imposition or acceptance of a late charge by Landlord shall be construed as a waiver of any rights of Landlord arising out of any default of Tenant.
          (d) Rent Increase. The minimum rent shall be increased on January 1st of each year, beginning January 1, 2007. The minimum rent shall be increased by the annual percentage increase in the United States Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items, Philadelphia, Pennsylvania—New Jersey (2002-2004 = 100) as of October 31 of each year times the prior years annual minimum rent. Each year’s rent increase shall not exceed four (4%) percent of the prior year’s minimum annual rent.
          (e) Net Lease. All Annual Rent and Additional Rent under this Lease is absolutely net to Landlord. All taxes, insurance, maintenance, repairs, including structural repairs and replacement of HVAC systems assessments and other charges assessed, levied or applied on, against or with respect to the Property, any part thereof, or with respect to the use and/or operation of the Property shall be borne and paid by Tenant.
     4. Real Estate Taxes.
          (a) Payment. Commencing on the Effective Date, Tenant shall pay all ad valorem real estate taxes and assessments attributable to the Property (“Taxes”) on or before the date that such Taxes are due. Tenant’s tax share shall be the sum of (i) that percentage of real estate taxes which is equal to the ratio of the land area leased by Tenant to the total land of the Landlord for which the premises are a part of, and (i) the real estate taxes imposed as a result of the improvements on the premises. As of the date hereof, the parties hereto agree that the percentage for purposes of (i) hereinabove is seventy-six percent (76%). Tenant shall pay Landlord the amount of real estate taxes within twenty-five (25) days after Tenant receives a statement from Landlord indicating the amount of real estate taxes to be paid by Tenant, unless Tenant shall object to such calculation by Landlord, then Landlord and Tenant shall mutually agree upon the amount of real estate taxes to be paid by Tenant and Tenant shall pay Landlord such amount within ten (10) days after such agreement. Tenant’s liability for Taxes shall be prorated for the years in which this Lease commences and terminates based on the number of days Tenant occupies the Leased Premises during such years.
          (b) Challenge. Should either Landlord or Tenant initiate proceedings to contest the validity or amount of any Taxes levied against the Property, the other party will cooperate in such proceedings and should such proceedings be successful, Tenant shall be entitled to any tax refund or future abatement, after deducting there from payment of all reasonable out-of-pocket expenses incurred by Landlord in any such proceeding, with any abatement or refund of real estate taxes to be shared by the Landlord and Tenant in proportion to the adjustment attributable to the Property, to the benefit of the Tenant, and to other property included in the same tax bill or assessment lot, retained by the Landlord, to the benefit of the Landlord.
     5. Condition of Title and the Property. TENANT ACKNOWLEDGES THAT LANDLORD HAS NOT MADE ANY REPRESENTATION OR WARRANTY AS TO THE CONDITION, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE OR OTHERWISE WITH RESPECT TO THE PROPERTY, THE TITLE OR ZONING OF THE PROPERTY, THE STREET OR STREETS, SIDEWALKS, CURBS AND ACCESS WAYS ADJOINING THE PROPERTY, THE COMMON AREAS, THE SURFACE AND SUBSURFACE CONDITIONS THEREOF, AND THE PRESENT USES AND NON-USES THEREOF. Tenant represents that it has examined the Property, the title thereto, the zoning thereof, the street or streets, sidewalks, curbs and access ways adjoining them, the Common Areas, the surface and sub-surface conditions thereof, the physical condition thereof and the present uses and non-uses thereof, and Tenant accepts them in the condition or state in which they now are, or any of them now is, without representation, covenant, or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord, as to the title thereto, encumbrances thereon, appurtenances, the nature, condition, or usability thereof or the use or uses to which the same or any part thereof may be put. Tenant hereby releases Landlord from and waives any and all claims Tenant now has or may at any time in the future have with respect to the condition of title and the Property as of the date of this Lease.
     6. Insurance.
          (a) Liability Insurance. Tenant shall maintain, from the Effective Date of this Lease and during the entire term of this Lease and any extension thereof, a commercial general liability policy of public liability and property damage insurance insuring the Property against any and all claims for personal injury, including property damage in, on or about the Leased Premises with a combined single limit per occurrence of not less than Ten Million ($10,000,000.00) Dollars, provided, however, if the premium for the liability insurance hereunder shall exceed six percent (6%) of the average total gross revenues of the last three ski seasons of Tenant, then Tenant shall maintain an amount of liability insurance which Five Hundred Thousand ($500,000.00) Dollars of premium would purchase or 6% of the gross revenues whichever is greater. Such policy shall name Landlord and Landlord’s mortgagee, if any, (and any Leasehold Mortgagee at its request) as additional insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord, Landlord’s Mortgagee, or any Leasehold Mortgagee, thirty (30) days prior written notice. The deductible on the aforesaid policy shall be no less than Twenty-Five Thousand ($25,000.00) Dollars. The insurance company of Tenant shall be rated A or better on the A. M. Best rating and shall be a company doing business in Pennsylvania. The primary limit for the policy shall be One Million Dollars at all times. The excess limit shall be Nine Million Dollars. All policies shall be on an occurrence basis not on a claims made basis. All policies shall name Landlord or Landlord’s Mortgagee as an additional insureds. All policies shall name any Planned Community, Homeowner’s Association, Condominium Project or Condominium Association whose property is effected by this Lease or any easements, rights of way, roads, or utilities rights in favor of Tenant as additional insured. All changes in coverage, limits and/or carriers are to be approved by Landlord at least sixty (60) days prior to any change.
          (b) All-Risk Insurance. Tenant shall maintain, from the Effective Date of this Lease and during the entire term of this Lease and any extension thereof, a policy of “causes of loss — special form” all-risk property damage insurance upon the Improvements in an amount equal to the full replacement value of the Improvements above the foundation walls. The policy of insurance pursuant to this Section 6(b) shall insure and be payable to Tenant and shall provide for release of insurance proceeds to Tenant for restoration of loss. Such policy may also name Landlord, Landlord’s mortgagee, or any Leasehold Mortgagee, upon its request, as an additional insured as its interest may appear, by standard mortgagee clause if obtainable. If any Leasehold Mortgagee is named as an additional insured, such policy or policies shall provide that the policy will not be canceled except after thirty (30) days written notice to the Leasehold Mortgagee.
          (c) All risk and/or property insurance provided by Tenant shall be considered “Fire Legal” Liability. Tenant shall specifically provide Three Million Dollars in limit coverage for the Ski Lodge and Rental Shop. All policies shall be on an occurrence basis not on a claims made basis. All policies shall name Landlord and Landlord’s Mortgagee as additional insureds. The insurance company of Tenant shall be rated A or better on the A.M. Best rating and shall be a company doing business in Pennsylvania. A deductible of no less then Twenty-Five Thousand ($25,000.00) Dollars shall be required on the policy.
          (d) Every policy set forth above in section a, b and c above shall provide Terrorist coverage.
          (e) General.
               (1) The insurance coverages required hereunder shall be carried with an insurance company or companies licensed to do business in the State of Pennsylvania. Such insurance may be carried under a blanket policy or policies covering other liabilities and locations of the Tenant. On or before December 15 of each year, Tenant shall furnish Landlord evidence to indicate that the foregoing insurance is in full force and effect and that the premiums therefor have been paid and all renewal policies shall be delivered to Landlord within ten (10) days after receipt of same by Tenant.

          (f) 0 Tenant shall maintain Liquor Liability Insurance in an amount of no less than One Million Dollars ($1,000,000.00), which insurance shall name Landlord as an additional insured.
     7. Representations, Warranties and Covenants of Tenant. Tenant represents, warrants and covenants to Landlord that:
          (a) Tenant is a Missouri corporation duly organized and in good standing in the state of its incorporation, which has duly qualified as a foreign corporation in the State of Pennsylvania. Tenant is a wholly-owned subsidiary of Peak Resorts, Inc., a Missouri corporation. Tenant has the legal power, right and authority to enter into this Lease and the instruments to be executed by Tenant pursuant to this Lease, and to consummate the transactions contemplated hereby.
          (b) JFBB LQ, Inc. is a Pennsylvania corporation duly organized and in good standing in the state of its incorporation. JFBB LQ, Inc. is a wholly-owned subsidiary of Tenant. Tenant has the legal power, right and authority to enter into this Lease and the instruments to be executed by Tenant pursuant to this Lease, and to consummate the transactions contemplated hereby.
          (c) All requisite action has been taken by Tenant in connection with Tenant’s execution of this Lease and the instruments to be executed by Tenant pursuant to this Lease, and the consummation of the transactions contemplated hereby.
          (d) The individuals executing this Lease and the instruments to be executed by Tenant pursuant to this Lease on behalf of Tenant have the legal power, right and actual authority to bind Tenant to the terms and conditions of this Lease and such instruments.
     8. Landlord’s Representations and Warranties. Landlord represents, warrants and covenants to Tenant that:
          (a) Landlord has the legal power, right and authority to enter into this Lease and the instruments to be executed by Landlord pursuant to this Lease, and to consummate the transactions contemplated hereby.
          (b) All requisite corporate action has been taken by Landlord in connection with Landlord’s execution of this Lease and the instruments to be executed by Landlord pursuant to this Lease and the consummation of the transactions contemplated hereby.
          (c) The individuals executing this Lease and the instruments to be executed by Landlord pursuant to this Lease on behalf of Landlord, have the legal power, right and actual authority to bind Landlord to the terms and conditions of this Lease and such instruments.
          (d) Neither the execution of this Lease nor the consummation of the transactions contemplated hereby shall result in a breach of or constitute a default under any agreement, document, instrument, or other obligation to which Landlord is a party or by which Landlord may be bound, or under any law, statute, ordinance, rule, governmental regulation or any writ, injunction, order or decree of any court or governmental body, applicable to Landlord or to the Property or result in the acceleration of any encumbrance pertaining to the Property.
          (e) Except as provided on Exhibit B, there is no claim, action, litigation, arbitration, material dispute or other proceeding pending against Landlord which relates to the Property, the Leased Premises or the transactions contemplated hereby except as disclosed in writing to Tenant and, to Landlord’s actual knowledge, there is currently no governmental investigation, threatened litigation or arbitration proceedings to which Landlord is, or would be, a party which relates or would relate to the Property or the Leased Premises.
          (f) No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against Landlord nor are any of such proceedings contemplated by Landlord.
          (g) There are no pending or, to Landlord’s actual knowledge, contemplated condemnation or annexation proceedings affecting the Property or the Leased Premises or any part thereof.
          (h) Landlord has not received any notice of any violations, and to Landlord’s actual knowledge, without inquiry, the Property and the Leased Premises is not in violation of any federal, state or local law, ordinance or regulation relating to Hazardous Materials (“Hazardous Materials”), industrial hygiene or the environmental conditions on, under or about the Property or the Leased Premises including, but not limited to, soil and ground water condition except as provided on Exhibit “N”. Hazardous Materials shall mean any flammable explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances and other related materials including without limitation any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” under any applicable federal, state or local laws or regulations.
          (i) Landlord has not received any notice of any violation, and to Landlord’s actual knowledge, without inquiry, the Property and the Leased Premises are not in violation of any law, ordinance, regulation, order or requirement applicable to the Property or the Leased Premises including without limitation, requirements imposed under any recorded covenants, conditions, restrictions, easements or other rights affecting the Property or the Leased Premises.
          (j) Landlord shall not, after the execution hereof, either voluntarily or by operation of law, allow any lien or encumbrance to be placed of record against all or any portion of the Property or the Leased Premises or otherwise burden or cloud title to the Property or the Leased Premises if such lien or encumbrance would interfere with Tenant’s operation as a ski resort.
          (k) There being no leases of the Property existing, Landlord shall not, after the execution hereof and while Tenant is not in default under this Lease, enter into any new leases for the Property or any portion thereof, or otherwise grant or convey any interest or occupancy right to any party other than Tenant, without first receiving Tenant’s prior written consent, which consent may be granted or withheld in Tenant’s sole and absolute discretion, except for leases, interest or occupancies associated or related to Landlord’s developments.
          (l) Prior to the Commencement Date, Landlord shall not make any further additions or modifications to the Property other than normal maintenance and repair and except for additions or modifications in conjunction with Landlord’s developments.
          (m) Landlord is a duly constituted and validly existing corporation under the laws of the State of Pennsylvania, duly qualified to do business in the state in which the property is located, and has the full power to carry out the transactions contemplated by this Lease.
          (n) It is not necessary, under applicable law, that the Lease and/or a “short form” of lease be recorded for the Lease to be effective.
          (o) This Lease does not violate or conflict in any way with the terms of any other lease applicable to the Property or the terms of any reciprocal operating agreement, cross easement agreement, restrictive covenants, or any other document.
     9. Repairs and Maintenance.
          (a) Throughout the Term, Tenant, at its sole cost and expense, shall make or cause to be made all necessary or appropriate repairs, or replacements and renewals as may be required to maintain the Property in a good condition (collectively, “Repairs” and the making of any Repairs being hereafter referred to as “Repair”). All Repairs shall be performed in a good, substantial and workmanlike manner. Repair shall include but not be limited to all structures and in ground infrastructure on, in or under the Property including structural repairs and replacements to (i.e., roof, HVAC) wells, water lines, sewage lines, utility lines. If Landlord for its own exclusive use takes over the operation of any wells on the Property, then Landlord shall be solely responsible for the cost of repairs or replacement of such wells.
          (b) Landlord shall not be required to furnish any services or facilities or to make any Repairs in, under, on or about the Property or any part thereof, Tenant hereby assumes the full and sole responsibility for all Repairs to, and for the condition, operation, maintenance and management of, the Property as of the Effective Date and through and during the Term.
          (c) Tenant’s contractors shall, prior to the commencement of their work and not later than ten (10) days after the execution of their respective contracts but before any work is done on the Property, file stipulations against lien, which waivers shall be effective to preclude the filing of any mechanic’s liens on account of the work to be performed by any of Tenant’s contractors, subcontractors or materialmen. Upon payment to each contractor, subcontractor, or materialman, a waiver of liens shall be signed by each, providing proof of payment for services or materials furnished to the Property.

     10. Development of the Property.
          (a) Scope of Development. Tenant will initially improve the Property by constructing improvements necessary for the operation of a ski resort on the Property, the scope of which shall be determined by Tenant after approval of Landlord. Tenant shall deliver to Landlord a scope or plan of improvement for review by Landlord. Landlord shall review and approve or disapprove of the Tenant’s proposal within 45 days of submission of same by Tenant to Landlord. Tenant shall perform all Improvements in compliance with all applicable laws. To the extent that Tenant commences any improvements, Tenant shall complete it with reasonable diligence and within a reasonable period. Tenant shall pay for all Improvements when and as required by the parties that perform such improvements. Tenant shall timely obtain and promptly deliver to Landlord all approvals and permits necessary or appropriate for any improvements. All Improvements that Tenant constructs on the Property shall become part of the Property.
          (b) Plans and Specifications. To the extent that Tenant obtains plans and specifications or surveys (including working plans and specifications and “as-built” plans and specifications and surveys) for any improvements, Tenant shall promptly give Landlord a copy, subject to the terms of any agreement between Tenant and the applicable architect, engineer, or surveyor. Tenant shall exercise reasonable efforts to cause its agreements with such professionals to permit these deliveries, which are for Landlord’s information only except to the extent, if any, this Lease otherwise expressly states.
          (c) Applications and Filings. Upon Tenant’s request, Landlord shall, without cost to Landlord, promptly join in and execute any application or filing as Tenant may from time to time request, provided that: (1) such application or filing is in customary form and imposes no material obligations (other than obligations that are ministerial in nature or merely require compliance with law) upon Landlord; and (2) no uncured Event of Default exists.
          (d) Other Cooperation with Approvals. Promptly upon Tenant’s request and without charge to Tenant, Landlord shall furnish all information in its possession that Tenant shall reasonably request and that is required in connection with the filing and prosecution of any applications and filings.
          (e) Landlord Nonappearance. Landlord shall not appear in opposition to any action or application brought, sought, or defended by Tenant before any Government agency arising out of any application or filing consistent with this Lease.
          (f) Tenant Nonappearance. Tenant shall not appear in opposition to any action or application brought, sought or defended by Landlord before any Governmental agency arising out of any application or filing consistent with this Lease, or the development by the Landlord of other properties of Landlord, nor will Tenant interfere with Landlord’s development plans in any way.

     11. Utilities.
          (a) Landlord covenants and agrees that, as of the Effective Date, propane, electric, telephone, water and sewer are available to the Leased Premises, in terms of infrastructure availability, subject to the Tenant being responsible for any connection, installation or activation costs associated with obtaining such utilities services from the vendors involved; provided, further, Tenant shall pay as additional rent all water and sewer charges assessed against it by Landlord, or their assigns. These assessments will include Tenant’s share of reserve costs for future Improvements, repair and maintenance of the water and sewer facilities. These costs will be assessed pursuant to the proposed Water Agreement between Blue Ridge Real Estate Company and Snow Ridge Homeowner Association and others, which agreement may be modified. Tenant acknowledges receipt and approval of said proposed Agreement.
          (b) Landlord is in the process of repairing or replacing part of the sewage treatment plant servicing the Property. The estimated cost at this time for the repair or replacement is in excess of $300,000.00. Tenant agrees that Tenant shall pay thirty-five (35%) percent of the total cost of the repair project including but not limited to material and labor for the repair, including the allocated labor cost of Landlord’s employees utilized on the repair project, which allocation shall be mutually agreed to between the parties. Tenant’s share of the project shall be paid at the rate of $10,000.00 per year, beginning on January 1, 2007 and annually thereafter, on the first day of January of each year until Tenant’s share of the project has been paid. Tenant shall also pay interest on the money due by Tenant for its share of the project at prime plus one (1%) percent which prime rate shall be determined as of January 1st of each year. Tenant shall have the right to prepay the balance due at any time in whole or in part. If Tenant breaches this Lease or this Lease is terminated, the entire balance due under this paragraph shall be due in full as of the date of termination or breach.
          (c) Landlord or its subsidiaries, or assigns, intends to operate a golf course adjacent to the Property leased to Tenant. In the operation of the golf course, Landlord or its subsidiaries, or assigns, shall have the right to utilize the water and existing water lines on the Leased Property for irrigation of the golf course or other purposes and to draw water from the same streams and ponds utilized by Tenant for snow making, all of which shall be at no cost to Landlord, its subsidiaries or assigns. Further, the Landlord and the golf course entity shall have the right to draw water from the wells located on or to be located on the Property leased to Tenant for irrigation of the golf course or for other purposes.
          Landlord operates, through its subsidiaries, a sewage treatment plant. Landlord shall retain the right to discharge, at no cost to Landlord, the effluent of the sewage treatment plant on the Property by discharging the effluent onto the Property at any time, including the ski season, by connecting said effluent to the snow-making facilities of Tenant and discharging the effluent through the snow-making facilities of Tenant. Tenant will cooperate with Landlord or any of its subsidiaries to comply with D.E.P. regulations for the discharge of the effluent onto the Leased Premises.

     12. Governmental Regulations. Tenant shall observe and comply with all requirements, rules, orders and regulations of the federal, state and municipal governments or other duly constituted public authority affecting the Property, whether now existing or existing in the future. Tenant shall have the right, however, to contest in good faith, without cost to Landlord, the validity or application of any such rule, order or regulation required to be complied with by Tenant in accordance with the foregoing, and may postpone compliance therewith so long as such contest does not subject Landlord to criminal prosecution for non-compliance therewith and further provided Tenant promptly pays all fines, penalties and other costs imposed on Landlord as a result of such non-compliance by Tenant Provided, nothing contained herein shall interfere with or inhibit progress of any of Landlord’s development plans. Landlord will cooperate with Tenant in connection with any such contest at no cost to Landlord.
     13. Exculpation. Anything to the contrary in this Lease notwithstanding, the covenants contained in this Lease to be performed by Landlord shall not be binding personally, but instead, said covenants are made for the purpose of binding only the fee simple estate which Landlord owns in the Leased Premises.
     14. Damage and Destruction.
          (a) Obligation to Rebuild. In the event that, at any time during the Lease Term, the Improvements located on the Property shall be damaged or destroyed (partially or totally) by any casualty Tenant shall, at its expense, promptly and with due diligence, repair, rebuild and restore the same, as nearly as practicable, to the condition existing just prior to such damage or destruction, provided the repaired, rebuilt or replaced premises will have a value not less than its value of the damaged or destroyed structures just prior to said loss.
          (b) No Release of Tenant’s Obligations. No destruction of, or damage to the Property or Improvements, or any parts thereof, by fire or any other cause shall permit Tenant to surrender or terminate this Lease or shall relieve Tenant from its obligations to pay full Annual Rent and Additional Rent under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred on it by statute or otherwise to quit or surrender this Lease or the Property or any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction.
     15. Eminent Domain.
          (a) Improvements/Ingress and Egress. In the event that the points of ingress and egress to the public or private roadways serving the Property, shall be materially impaired by a public or quasi-public authority for a period of ten (10) consecutive days during the ski season, so as to render, in Tenant’s reasonable discretion, the Leased Premises unsuitable for its intended purpose, Tenant shall have the option to terminate this Lease as of the date Tenant shall be deprived or denied thereof. In the event that more than ten percent (10%) of the Improvements or the parking areas on the Property shall be expropriated by public or quasi-public authority, Tenant shall have the option to terminate this Lease as of the date Tenant shall be dispossessed from the part so expropriated by giving written notice to Landlord of such election so to terminate within ninety (90) days from the date of such dispossession.

          (b) Restoration. In the event of an expropriation of any portion of the Improvements or the parking areas on the Leased Premises, and if this Lease shall not be terminated as provided above, this Lease shall continue as to that portion of the Leased Premises which shall not have been expropriated or taken, and Tenant shall, subject to available condemnation proceeds, promptly and with due diligence, restore the affected portion of the Improvements, as nearly as practicable, to a complete unit of like quality and character as existed just prior to such expropriation.
          (c) Termination. In the event this Lease shall be terminated pursuant to this Section 15, any Annual Rent, Additional Rent and any other charges paid in advance with respect to a period after the effective date of termination shall be refunded to Tenant. Nothing herein contained shall be construed as preventing Tenant from being entitled to any separate award made to Tenant for the taking of any personal property, inventory or trade fixtures of Tenant, or from claiming its award directly against the condemnor.
          (d) Condemnation Award — Lease Not Terminated. In the event of a condemnation of any portion of the Improvements and if this Lease is not terminated, Tenant shall be entitled to that portion of the award paid by the condemning authority (after payment of expenses incurred in connection with collecting the same) attributable to that portion of the condemned Improvements made by or on behalf of Tenant plus the costs of restoring the remaining portion of the Improvements.
          (e) Condemnation Award — Lease Terminated. In the event of a condemnation and this Lease is terminated as herein provided, the award paid by the condemning authority (after payment of expenses incurred in connection with collecting the same) shall be allocated as follows:
               (1) First, to the extent the award is allocable to the Improvements made by or on behalf of Tenant and/or the leasehold estate under this Lease, an amount shall be paid to the Leasehold Mortgagee, such amount not to exceed the balance due on any note secured by the Leasehold Mortgage or the amount of the value of Tenant’s leasehold estate in the Property as of the date of the condemnation; and
               (2) Second, to Tenant in an amount equal to the value of Tenant’s leasehold estate, if any, as determined in the proceeding involved with the condemnor, in the Property as of the date of the condemnation less the amount received by Tenant under Section 15(e)(1) above; and
               (3) Third, the Landlord shall receive the balance of the award.
     16. Use, Assignment and Subletting.
          (a) Use. The Property and the Leased Premises shall be used as a ski resort and any use related directly thereto. The Property and the Leased Premises may not be used for other purposes, including conventions, concerts, entertainment performances of any nature, markets of any sort, or similar activities without compliance with any applicable governmental permits and/or approvals; and without the prior, written consent of the Landlord, which may be withheld in Landlord’s sole discretion, provided, however, Tenant shall be able to annually hold the Blues Festival, Irish Festival and the Arts and Crafts Festival.
               (1) Assignment. During the Lease Term, this Lease may be assigned or subleased only if the conditions set forth in Section 16(a)(l)(a)-(d) have been satisfied in Landlord’s reasonable determination or waived by Landlord. Landlord shall make such determination within thirty (30) days of Landlord’s receipt of information reasonably necessary to make such determination.
                    a. Tenant is not in default under the Lease, or any default will be cured by the Tenant of the proposed assignee or subtenant as a condition of the approval;
                    b. The proposed assignee or subtenant (or its principals) has demonstrated expertise in owning and operating property similar in character and size and operation to the Property, as measured against the operations of the Property by the Tenant for the three lease years preceding the proposed assignment;
                    c. The proposed assignee or subtenant (or its principals) shall have the ability to meet all the financial conditions of the Lease; and
                    d. Proof that any Leasehold Mortgage referred to in Section 22 shall be fully paid, satisfied and/or assumed by the Tenant and/or proposed assignee or subtenant (or its principals) in a manner which will assure that the Tenant’s fee simple interest will be encumbered only in a manner consistent with the provisions of this Lease applicable to the Tenant immediately before the proposed assignment.
          In the event that conditions (a)-(d) above have been either satisfied in Landlord’s reasonable determination or waived by Landlord, then immediately upon the assignee’s assumption of all of Tenant’s obligations under this Lease, Tenant shall be released from all liability under this Lease accruing on or after the date of such assignment. The foregoing release shall be effective upon the date of the assignment, but Landlord agrees to provide written evidence thereof reasonably requested by Tenant. No sublease by Tenant shall affect any obligations of Tenant or rights of Landlord under this Lease, all of which shall continue in full force and effect notwithstanding any Sublease. If Tenant agrees to assign this lease and enters into an Agreement of Assignment of this Lease, then Landlord shall be provided a copy of said Agreement and shall have fifteen (15) days from the receipt of the Agreement to exercise the right to be the assignee under said Agreement upon the same terms and conditions as set forth in such Agreement. If the Landlord notifies the Tenant of its intention to exercise this first right of refusal, its notice, together with the underlying proposed Agreement of Assignment, shall constitute an Agreement of Assignment. If Landlord does not exercise this right within said fifteen (15) days, then Landlord shall have waived said right of refusal, except as to future assignment by the Assignee.

          (b) Assignment and Subleasing. Without the prior consent of Landlord, Tenant shall have the right from time to time during the Lease Term, to mortgage this Lease and the leasehold estate hereby created. The execution and delivery of a mortgage shall not be deemed to constitute an assignment or transfer of this Lease nor shall the holder of any mortgage, as such, be deemed an assignee or transferee of the Lease so as to require such holder to assume the performance of any of the covenants or agreements on the part of Tenant to be performed hereunder, except to the extent provided in Section 22. Promptly after execution and delivery of a mortgage, Tenant shall send to Landlord a copy of all relevant documentation delivered in connection therewith. In the event of a sublease or mortgage by Tenant pursuant to this paragraph, Tenant shall remain liable and responsible under this Lease. Tenant shall notify Landlord of the identity of any mortgagee, but Tenant’s failure to so notify the Landlord shall not be deemed a default under this Lease, provided, however, that any benefits of Section 22 to the Leasehold Mortgagee shall not be deemed effective until the Tenant shall notify the Landlord of the identity of any mortgagee. Any mortgage of Tenant’s interest under this Lease without notification to Landlord shall not be effective as to Landlord and Landlord shall not be bound thereby until receipt of such notification.
     17. Tenant’s Compliance with Covenants and Restrictions. Tenant covenants that, during the term of this Lease and any extension thereof, it shall comply with the covenants and restrictions of record affecting the Property. Landlord covenants that Landlord will not enter into any agreement imposing covenants and restrictions of record affecting the Property unless Landlord obtains Tenant’s prior written approval except those already described to Tenant in Landlord’s existing and proposed development plans shown to Tenant or those necessary for Landlord’s development projects.
     18. Ingress and Egress. Landlord is the owner of the Jack Frost Mountain Road which provides access to the Property. Tenant shall pay its proportionate share of the expenses for snow removal, road maintenance and road repair of all access roads to the Property including Jack Frost Mountain Road and Road “C”. The proportionate share of said expenses shall be as determined by Landlord. Tenant shall also pay its proportionate share of a reserve for future road maintenance, repair and road improvements. A proposed Agreement for allocation of costs has been provided to Tenant. Tenant acknowledges receipt and approval of said Agreement. Tenant shall be responsible for the repair, replacement and maintenance of all parking areas on the Property, or off the Property utilized by Tenant.
     19. Liquidated Damages. (a) Tenant shall have the right to terminate this lease at any time after April 1, 2009. Tenant shall exercise this right by delivering written notice to Landlord via United States Post Office first class mail and certified mail, return receipt requested. The date postmarked on the envelope addressed to Landlord shall constitute the “termination date”.
          In the event that Tenant exercises this right to terminate prior to May 1 of any year, then Tenant shall pay to Landlord all accrued rent through the termination date and liquidated damages equal to Two Hundred Thousand and 00/100 Dollars ($200,000.00).

          In the event that Tenant exercises this right to terminate between May 1 and August 1 of any year, then Tenant shall pay to Landlord all accrued rent through the termination date and liquidated damages equal to Three Hundred Thousand and 00/100 Dollars ($300,000.00).
          In the event that Tenant exercises this right to terminate after August 1 of any year, then Tenant shall pay to Landlord all accrued rent through the termination date and liquidated damages equal to Four Hundred Thousand and 00/100 Dollars ($400,000.00). All payments due by Tenant will be within (60) days of the termination date.
          Landlord and Tenant have agreed to the liquidated damages herein set forth in order to avoid extended litigation following a termination by Tenant, recognizing that Landlord’s actual damages in such event are not susceptible to precise calculation and acknowledgement that the liquidated damages herein set forth constitute fair and equitable compensation to Landlord in such event.
          (b) Landlord shall have the right to terminate this lease at any time. Landlord shall exercise this right by delivering written notice to Tenant via United States Post Office first class mail and certified mail, return receipt requested. The date postmarked on the envelope addressed to Tenant shall constitute the “termination date”.
          In the event Landlord exercises this right to terminate prior to December 1, 2010, then Landlord shall pay to Tenant liquidated damages in the amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00).
          In the event Landlord exercises this right to terminate after December 1, 2010, then Landlord shall pay to Tenant liquidated damages in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00).
          In addition to the above, Landlord shall pay to Tenant the depreciated value as of the termination date of all Improvements made by Tenant which were approved by Landlord. The depreciation value shall be the value of the Improvement less the depreciation as agreed upon by Landlord and Tenant prior to the Improvement being erected or placed in service. Depreciation of the assets shall be by means of straight-line depreciation of the value of the assets over a period of time agreed to by Landlord and Tenant prior to the erection of the asset or the asset being placed in service.
          All payments due by Landlord under this paragraph will be paid to Tenant within sixty (60) days of the receipt by Landlord of the statement of depreciated value of Improvements received by Landlord from Tenant.

          Landlord and Tenant have agreed to the liquidated damages herein set forth in order to avoid extended litigation following a termination by Tenant or Landlord, recognizing that Landlord’s or Tenant’s actual damages in such event are not susceptible to precise calculation and acknowledgement that the liquidated damages herein set forth constitute fair and equitable compensation to Landlord or Tenant in such event.
          A termination of this lease shall also act as a termination of the Big Boulder Lease. If the Big Boulder Lease is voluntarily terminated by Big Boulder Corporation pursuant to Section 19 of said Big Boulder Lease, Tenant shall have the option of continuing this lease and not having this lease terminated by Big Boulder Corporation’s termination.
          The provision of subparagraph 19(b) shall not apply to termination of the Lease as a result of Tenant’s breach of the Lease.
     20. Bankruptcy. If a petition of bankruptcy or reorganization shall be filed by or against Tenant, Tenant shall become bankrupt, Tenant shall make a general assignment for the benefit of creditors, Tenant shall admit in writing its inability to pay its debts as they become due, or in any proceeding based upon the insolvency of Tenant, a receiver or trustee of all of the property of Tenant shall be appointed and shall not be discharged within ninety (90) days after such appointment, then Landlord may terminate this Lease by giving written notice to Tenant of its intention to do so; provided, however, neither bankruptcy, insolvency, reorganization, an assignment for the benefit of creditors nor the appointment of a receiver or trustee shall affect this Lease or permit its termination so long as the covenants on the part of Tenant to be performed shall be timely performed by Tenant, or someone claiming under it.
     21. Covenant of Title.
          (a) Quiet Enjoyment. Landlord covenants, represents and warrants that it has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on payment of the Annual and Additional Rent and performance of the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Leased Premises and all rights, easements, appurtenances and privileges belonging or in any way appertaining thereto during the Lease Term without molestation or hindrance of any person whomsoever, and if, at any time during the term hereby demised the title of Landlord shall fail or it be discovered that its title shall not enable Landlord to grant the term hereby demised, and if Landlord fails to commence the cure of such defect promptly following notice from Tenant and thereafter diligently prosecutes the same to completion, then Tenant shall have the option, at Landlord’s expense, to correct such defect or if such defect is not reasonably subject to cure, to annul this Lease.
          (b) Evidence of Title. Landlord further covenants, represents and warrants that it is seized of an indefeasible estate in fee simple or has a good and marketable title to the Property (including, without limitation, the Leased Premises), free and clear of any liens, encumbrances, restrictions and violations (or claims or notices thereof), except public utility or private utility easements and covenants and restrictions of record not impairing Tenant’s use of the Leased Premises, real estate taxes and special assessments not yet due and payable, and the lien of the mortgage or mortgages specifically identified on the attached Exhibit C. Landlord shall, without expense to Tenant and within thirty (30) days after the Effective Date, furnish to Tenant agreements wherein each holder of any mortgage lien against the Leased Premises shall consent to this Lease and warrant that Tenant’s possession and right of use under this Lease in and to the Leased Premises shall not be disturbed by such holder unless and until Tenant shall breach any of the provisions hereof and this Lease or Tenant’s right to possession hereunder shall have been terminated in accordance with the provisions of this Lease.
     22. Leasehold Mortgage.
          (a) Tenant shall have the unrestricted right at any time and from time to time without Landlord’s consent to mortgage the Property and the Leased Premises, including the Improvements, and its leasehold interest under this Lease (but not Landlord’s fee interest), subject however to the limitations hereinafter set forth (including Landlord’s prior security interest described in Paragraph 26 (b) below). Any such mortgage shall be subject and subordinate to the rights of Landlord hereunder. A mortgage of the Property and/or Tenant’s leasehold interest under this Lease is herein referred to as a “Leasehold Mortgage,” and the party holding the Leasehold Mortgage (including any affiliate of such party) the “Leasehold Mortgagee.”
          (b) No Leasehold Mortgagee shall be entitled to enjoy the rights or benefits mentioned herein, nor shall the provisions of this Lease pertaining to Leasehold Mortgages be binding upon Landlord, unless Landlord shall have been given written notice of the name and address of the Leasehold Mortgagee together with a true and correct copy of the Leasehold Mortgage, the note secured thereby, the security agreement related to any personal property located on or associated with the Property, financing statements related to any personal property located on or associated with the Property, all as related to any obligations to the Leasehold Mortgage, plus such portions of any loan agreement and/or other written agreements between the Leasehold Mortgagee and Tenant which pertain to the direct use, maintenance, and/or operations of the Property; and, during the Term of the Lease, any modifications or amendments to any of the above referenced specific documents.
          (c) So long as such Leasehold Mortgage shall remain in effect, the following provisions shall apply:
               (1) Landlord shall serve a copy of any notice, including a notice of default, required to be served on Tenant under this Lease upon such Leasehold Mortgagee at the address provided in the notice referred to in subsection (b) hereof, and no notice by Landlord to Tenant hereunder shall be deemed to have been duly given unless and until a copy thereof has been served on the Leasehold Mortgagee.
               (4) Upon the occurrence of an event of default, Landlord shall take no action to terminate this Lease without first giving to the Leasehold Mortgagee written notice thereof and, in the event of a monetary default, a period of fifteen (15) days after written notice to cure such default, or in the case of a non-monetary default, a period of ninety (90) days within which either (i) to obtain possession of the Leased Premises (including possession by a receiver) or (ii) to institute, prosecute and complete foreclosure proceedings or otherwise acquire Tenant’s interest under this Lease, or (iii) to cure such default Such Leasehold Mortgagee, within ninety (90) days after obtaining possession or acquiring Tenant’s interest under this Lease, (the “Leasehold Mortgage Cure Period”), shall be required to cure all non-monetary defaults reasonably susceptible of being cured by such Leasehold Mortgagee; provided, however, that: (A) such Leasehold Mortgagee shall not be obligated to continue such possession or to continue such foreclosure proceedings after such defaults shall have been cured; (B) nothing herein contained shall preclude Landlord, subject to the provisions of this Section, from exercising any rights or remedies under this Lease with respect to any other default by Tenant; (C) such Leasehold Mortgagee shall agree with Landlord in writing to comply during the period of such forbearance with such of the terms, conditions and covenants of this Lease as are reasonably susceptible of being complied with by such Leasehold Mortgagee; and (D) if a non-monetary default which the Leasehold Mortgagee is otherwise required to cure pursuant to the provisions of this subparagraph (c)(4) is not reasonably susceptible to cure within the Leasehold Mortgagee Cure Period, the Leasehold Mortgagee shall be deemed to be in compliance with the requirements hereof as long as it has commenced action to cure such default within the Leasehold Mortgagee Cure Period, and diligently pursues such cure to completion, provided that it completes the cure of such default within 120 days of after receiving written notice of default. For purposes of this Section 22(c)(4), the phrase “non-monetary defaults” shall not apply to any failure of the Tenant to have undertaken or completed contemplated constructions related to the Property; or any failure of the Tenant to rebuild any damaged or destroyed Improvements located on the Property. Also, for purposes of this Section 22(c)(4), in the event that the Tenant shall have obtained judicial delay or restriction upon any actions of the Leasehold Mortgagee to enforce any and all obligations owing to Leasehold Mortgagee, including foreclosing on the Leasehold Mortgage, or the Tenant shall have sought or been subjected to any bankruptcy proceedings which include or result in the delay or restriction upon any actions of the Leasehold Mortgagee to enforce any and all obligations owing to Leasehold Mortgagee, including foreclosing on the Leasehold Mortgage, then during any period of such delay or restriction the periods of time referred to in the first two sentences of this Section 22(c)(4) shall be suspended and shall resume running upon the expiration of any applicable appeal period in relation to the court orders and/or expiration periods which are applicable, if such court orders or expiration dates would permit the Leasehold Mortgagee to proceed with curing any defaults or foreclosing on the Leasehold Mortgage. Such Leasehold Mortgagee may become the legal owner and holder of Tenant’s interest under this Lease by foreclosure or assignment in lieu of foreclosure; but no third party other than Leasehold Mortgagee shall be entitled to acquire Tenant’s interest under this Lease by foreclosure or assignment in lieu of foreclosure unless and until such proposed acquirer or assignee shall have satisfied the requirements set forth in Section 16(a)(l)(b)-(c).
          (d) In the event of termination of this Lease prior to the expiration of the term, by reason of any default or for any other reason including, without limitation any rejection or disaffirmance pursuant to the Bankruptcy Code or pursuant to any insolvency or other law affecting creditors’ rights but excluding any termination by reason of condemnation or casualty as provided in Sections 15 and 16 herein or the default of Tenant and the failure to cure such default by the Leasehold Mortgagee after having notice thereof as provided in subparagraph (c)(4) above as a result of such bankruptcy proceeding, Landlord shall serve upon the Leasehold Mortgagee written notice that the Lease has been terminated together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, under this Lease then known to Landlord. Such Leasehold Mortgagee shall thereupon have the option to obtain a new lease in accordance with and upon the following terms and conditions:
               (1) Upon written request of the Leasehold Mortgagee within sixty (60) days after service of such notice that the Lease has been terminated, Landlord shall enter into a new lease of the Leased Premises with such Leasehold Mortgagee, or its designee, as set forth in clause (2) below. If the new lease is to be with an individual or entity other than the Leasehold Mortgagee, as a direct party, then such individual or entity, as designee of the Leasehold Mortgagee, shall have satisfied the requirements set forth in Section 16(a)(l)(b)-(d).
               (2) Such new lease shall be effective on the date of termination of this Lease and shall be for the remainder of the term of this Lease, at the rent and upon all the agreements, terms, covenants and conditions hereof, including any applicable rights of renewal. Such new lease shall require the tenant thereunder to perform all unfulfilled obligations of Tenant under this Lease which are reasonably susceptible of being performed by such tenant. Upon the execution of such new lease, the tenant named therein shall pay all sums which would at the time of the execution thereof be due under this Lease but for such termination and shall pay the reasonable expenses (including but not limited to attorneys’ fees and costs) incurred by Landlord in connection with such defaults and termination, the recovery of possession of said Leased Premises and the preparation, execution and delivery of such new lease. Upon execution and delivery of such new lease, such tenant shall be entitled to an adjustment in the amount otherwise owed pursuant to the terms of this paragraph, such adjustment to be equal to the net income, if any, derived by Landlord from the Leased Premises during the period from the date of termination of this Lease to the date of execution of the new Lease.
               (3) Any such new lease shall maintain the same priority as this Lease with regard to any Leasehold Mortgage affecting the Property or any part thereof or any other rights, liens or encumbrances thereon. The provisions of the immediately preceding sentence shall be self-executing; provided, however, Landlord shall execute such reasonable documents as are necessary to effectuate the foregoing.
          (e) Except as otherwise provided in this Lease, this Lease may not be modified, amended, or canceled by the mutual agreement of Landlord and Tenant or surrendered without the express written consent of the Leasehold Mortgagee. The provisions of this Section shall survive the expiration or earlier termination of this Lease.
          (f) If Landlord and Tenant shall acquire the interest of the other hereunder, this Lease shall remain outstanding and no merger of the leasehold into the fee interest shall be deemed to have occurred.

          (g) If any Leasehold Mortgagee shall acquire title to Tenant’s interest under this Lease by foreclosure, assignment in lieu of foreclosure or otherwise, or under a new lease pursuant to subsection (d) above, the same shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold estate thereby created, and such Leasehold Mortgagee may assign such interest under this Lease or in such new lease (subject to the terms of Paragraph 16 (a)(i) regarding assignment) and shall thereupon be released from all liability for the performance or observance of the covenants and conditions in this Lease or in such new lease contained on Tenant’s or Tenant’s part to be performed and observed from and after the date of such assignment; provided, however, that the assignee of such Leasehold Mortgagee shall have expressly assumed this Lease or such new lease and written evidence of such assumption shall have been submitted to Landlord.
          (h) Landlord acknowledges that as between Landlord and Leasehold Mortgagee, its nominee or a purchaser at a foreclosure or other sale, this Lease shall not be deemed to be terminated notwithstanding the rejection of the Lease by Tenant or its representative in any proceeding under the Bankruptcy Reform Act of 1978 (the “Bankruptcy Code”), as amended, or any other insolvency law, provided that Leasehold Mortgagee, its nominee or a purchaser at a foreclosure sale confirms in writing that it is bound by the terms and conditions of the Lease to the same extent as Tenant named therein.
          (i) Each Leasehold Mortgagee shall be given notice of any litigation, arbitration or other proceeding relating to this Lease and any dispute between the parties thereto and shall have the right to intervene in any such litigation, arbitration or other proceeding, but only to the extent of its interest as mortgagee, as its interest may appear, and not as a direct party to such litigation, arbitration or other proceeding. In any event, each Leasehold Mortgagee shall receive a copy of any award or decision made in such litigation, arbitration or other proceeding.
          (j) In the event of default by Tenant in any Leasehold Mortgage, and regardless of the enforcement of Leasehold Mortgagee’s rights thereunder, Leasehold Mortgagee shall not have the right to remove any property, including any buildings, equipment or other improvements that constitute its collateral, from the Leased Premises. At the termination of this Lease, all such improvements shall be the property of Landlord.
     23. Indemnifications.
          (a) Tenant’s Obligation. During the Lease Term, Tenant shall indemnify and save Landlord, and its agents, employees, successors and assigns, harmless against all penalties, claims or demands of whatsoever nature arising from Tenant’s use of the Property, except those which shall result, in whole or in part, directly or indirectly, from the default or negligence of Landlord, its agents, employees, successors and assigns.
          (b) Survival. The indemnifications set forth in this Section 23 shall survive the expiration, cancellation or termination of this Lease.

     24. Defaults.
          (a) In the event Landlord shall neglect to pay when due any obligations on any mortgage or encumbrance affecting title to the Leased Premises and to which this Lease shall be subordinate and with respect to which Tenant does not have an existing non-disturbance agreement, or in the event Landlord shall fail to perform any obligation specified in this Lease, or if Landlord shall be in material default of any representation, warranty, or covenant of Landlord, then Tenant may, after the continuance of any such default for seven (7) days after written notice thereof by Tenant to Landlord, pay said principal, interest or other charges or cure such default, all on behalf of and at the expense of Landlord and do all necessary work and make all necessary payments in connection therewith and Landlord shall, on demand, pay Tenant, forthwith, the amount so paid by Tenant.
          (b) Tenants Default:
               Events of Default Defined. Each of the following events in this Section 24(b) shall constitute an “Event of Default” under this Lease:
               1. If Tenant shall fail to pay Minimum Rent of any other sum payable to Landlord hereunder when due and such failure shall continue uncured for more than thirty (30) days.
               2. A material breach of the provisions of this Lease not described elsewhere in this Section 24 which shall continue for a period of thirty (30) days after receipt of specific written notice from Landlord, which notice described in detail the nature of the breach.
               3. If a receiver or trustee is appointed to take possession of all or substantially all of the assets of Tenant and such receiver or trustee is not removed within ninety (90) days.
               4. If Tenant makes a general assignment of a majority of its assets for the benefit of creditors;
               5. If any bankruptcy, reorganization, moratorium, insolvency, creditor adjustment or debt rehabilitation proceeds or the like in which Tenant is the debtor subject of such proceedings are instituted under any state or federal law by Tenant, and/or are commenced against Tenant and are not dismissed within ninety (90) days after commencement;
               6. If levy, execution, or attachment proceedings or other process of law are commenced upon, on or against substantially all of Tenant’s assets, and such proceedings are not dismissed or stayed within ninety (90) days after commencement, and no action is then pending for dismissal or stay thereof, or

               7. If a liquidator, receiver, custodian, sequester, conservator, trustee, or other similar judicial officer is applied for by Tenant or appointed for Tenant, and such appointment shall not have been vacated within ninety (90) days.
               8. If Tenant shall assign or sublet, or execute any document purporting to assign or sublet, any interest under this Lease in violation of Section 16 hereof; or
               9. If Tenant shall fail to vacate or surrender the Leased Premises to Landlord upon the expiration of the Term as provided in this Lease.
          (c) Remedies of Landlord. Landlord may, at any time after the occurrence of an Event of Default, and in addition to all other available legal or equitable rights and remedies, elect any one or more of the following remedies (provided that if Tenant shall cure any Event of Default prior to Landlord’s commencement of any available remedy therefore, then only in such event Landlord shall not exercise any remedies with respect to such Event of Default):
               1. Landlord shall be entitled to all current rent due plus the liquidated damages provided in paragraph 19 (a) plus all other monies then due under the terms of this Lease.
               2. Landlord may, on a date specified by written notice to Tenant, which date must be at lease ten (10) days after delivery of such notice, enter upon and repossess the Leased Premises by summary proceedings, ejectment or otherwise, and dispossess Tenant and remove Tenant and all other persons and property from the Leased Premises and have, hold and enjoy the Leased Premises and the rents and profits therefrom.
               3. Except as otherwise provided, all rights and remedies of Landlord enumerated in this Section 24 shall be cumulative, and none shall exclude any other right or remedy allowed by law.
               4. In addition to the other remedies provided in this Lease, Landlord shall be entitled to seek an injunction restraining a material violation or attempted material violation of any of the covenants, agreements or conditions of this Lease by Tenant.
               5. Upon termination of this Lease, or when required pursuant to Section 24 of this Lease, Tenant shall surrender possession and vacate the Leased Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license following termination of this lease to enter into and upon the Leased Premises in such event with process of law and to repossess the Leased Premises, and to expel or remove Tenant and any others who may be occupying or within the Leased Premises, and to remove any and all property therefrom, in accordance with this Lease and at law.
               6. The provisions of paragraph 22 pertaining to default shall apply to the provisions of this paragraph if a Leasehold Mortgage of Tenant is in effect at the time of default.

     25. Hazardous Material.
          (a) Landlord’s Representations. Landlord represents that, to the best of its actual knowledge, without inquiry, and except as disclosed below or set forth on Exhibit “N”, there are not now nor have there been any Hazardous Materials (as defined below) used, generated, stored, treated or disposed of on the Property in violation of applicable governmental regulations. Landlord’s representations to Tenant under this Section shall survive the cancellation or termination of this Lease.
          (b) Tenant’s Representations. Tenant warrants and agrees that it will not use, maintain, generate, store, treat or dispose of any Hazardous Materials in or on the Property in violation of applicable governmental regulations. Tenant hereby indemnifies Landlord from and against any loss, liability, claim or expense, including, without limitation, cleanup, engineering and reasonable attorneys fees and expenses that Landlord may incur by reason of any investigation or claim of any governmental agency or third party for any actions taken by Tenant, its agents, licensees, subtenants, concessionaires, contractors or employees at the Property during the term of this Lease in violation of the above covenant. Tenant’s indemnity to Landlord under this paragraph shall survive the cancellation or termination of this Lease.
          (c) Affirmative Obligations. At any time prior to the Commencement Date, Tenant (or Tenant’s contractor) may inspect the Property and the nearby surrounding property for the presence of Hazardous Materials. If Hazardous Materials are discovered on the Property or any of the nearby surrounding property beyond the levels which may require investigation and/or remediation under applicable environmental laws, Landlord may, at its sole cost and expense, remedy and cleanup such problem in accordance with all applicable governmental regulations. If Landlord does not remediate such Hazardous Materials condition prior to the Commencement Date, Tenant may, within thirty (30) days thereafter, cancel this Lease by giving notice to Landlord and returning possession of the Leased Premises to Landlord and, in such event, Tenant will thereafter be relieved of all further liability under this Lease. Landlord and Tenant agree to enter into an Environmental Indemnity Agreement, a copy of which is attached hereto as Exhibit Q.
          (d) Definition. For purposes of this Section, the term “Hazardous Materials” shall mean any toxic or hazardous waste or substances (including asbestos and petroleum products) which are regulated by applicable local, state or federal environmental laws or regulations.
     26. Condition of Property at Termination. (a) At the expiration or earlier termination of the Lease Term Tenant shall surrender the Leased Premises, together with alterations, additions and improvements then a part thereof, in good order and condition, except for the ordinary wear and tear. All furniture and trade fixtures installed in the Improvements at the expense of Tenant, shall remain the property of Landlord., At the expiration of the Lease Term, the Tenant, at the option of the Landlord, shall be responsible for demolition and removal of any improvements that the Tenant has made during the Lease Term.

          (b) Landlord shall retain a first lien security interest in the furniture, fixtures, equipment, ski lifts, skis and all other leased items set forth in the attached exhibits and in all replacements of the aforesaid personalty and realty. UCC-1’s shall be filed securing Landlord’s interest which shall be a first lien on the said personalty and realty.
     27. Holding Over. In the absence of any written agreement to the contrary, if Tenant should remain in occupancy of the Leased Premises after the expiration of the Lease Term, it shall so remain as a tenant from month-to-month and all provisions of this Lease applicable to such tenancy shall remain in full force and effect, except that Annual Rent payable during such holdover tenancy shall be one hundred twenty-five percent (125%) of the Annual Rent payable at the end of the Lease Term.
     28. Signage. Tenant shall have the right to place the maximum amount of exterior or interior signage on the Property as may be permitted by applicable governmental laws or ordinances. Signage by Tenant will not interfere with Landlord developments.
     29. Capital Expenditure Requirement.
          (a) Tenant shall build, install, place or erect improvements to the Property which total a minimum of One Million Five Hundred Thousand Dollars ($1,500,000.00) during the first three (3) years of the Lease Term, provided that Tenant has made a total of Five Million Dollars ($5,000,000.00) of Improvements during the first three (3) years under this lease and under a lease that Tenant has entered into as of the date hereof between Tenant and Big Boulder Corporation.
          (b) Improvements for the purposes of 29(a) shall consist of chair lifts, snow-making equipment, groomers, computer wiring, building renovations, new buildings and ski facility maintenance equipment.
          (c) Security for the improvements to be installed under the terms of this paragraph shall be set forth in the attached Escrow Agreement which is incorporated herein.
     30. Excepted from Property.
          (a) Landlord shall, during the term of this Lease or any extension thereof, retain the use of two (2) offices and a real estate sales booth, containing of approximately Two Thousand Two Hundred Twenty-Five (2,225) square feet in the Building. Landlord shall pay no rent or other expenses for these offices and booth. Landlord shall provide their own telephone service to these offices.
          (b) Landlord’s use of the excepted areas shall be three hundred sixty-five (365) days per year and twenty-four (24) hours a day.
          (c) Landlord shall have full use of any restrooms on the Property for use by its employees.

          (d) Landlord shall have full use of the parking lot(s) on the Property for its golf course including a temporary clubhouse for the golf course, its tennis courts and pool all from April 1 to November 30 of each year at no cost to Landlord. Landlord will provide Tenant with a certificate of insurance for liability insurance in connection with this use.
          (e) Landlord shall at its option maintain automatic teller machines (“ATMs”) at the property, and bear the expenses of, and enjoy the profits of, said ATMs.
     31. Mechanics’ Liens.
          (a) Tenant covenants that it shall not (and has no authority to) create or allow any encumbrance against the Property, or any part of any thereof or of Landlord’s interest therein.
          (b) Tenant covenants that it shall not suffer or permit to be created, or to remain, any lien or claim thereof (arising out of any work done or services, material, equipment or supplies furnished for or at the request of Tenant or by or for any contractor or subcontractor of Tenant, other than such furnished by Landlord) which is or may become a lien upon the Property, or any part of any thereof or the income therefrom or any fixture, equipment or similar property therein.
          (c) If any lien or claim shall be filed, Tenant shall within ten (10) days after the filing thereof, cause the same to be discharged of record by payment, deposit, bond or otherwise. If Tenant shall fail to cause such lien or claim to be discharged and removed from record within that period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled, if Landlord so decides, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs. Any amounts so paid by Landlord and all costs and expenses, including attorney’s fees, incurred by Landlord in connection therewith, together with interest at the Lease Interest Rate from the respective dates of Landlord’s making of the payment or incurring of the cost or expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord promptly on demand.
          (d) Notwithstanding anything to the contrary in this Lease or in any other writing signed by Landlord, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord. Further, notwithstanding anything contained herein to the contrary, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request on the part of Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Property or any part of any thereof, nor as giving Tenant any right, power, or authority to contract for or permit the performance of any work or services or the furnishing of any materials for which any lien could b filed against the Property or any part of any thereof.

     32. Estoppel Statement.
          (a) Tenant from time to time, within ten (10) days after request by Landlord, shall execute, acknowledge and deliver to Landlord a statement, which may be relied upon by Landlord or any proposed assignee of Landlord’s interest in this Lease or any existing or proposed mortgagee or ground lessor or purchaser of the Property or any interest therein, certifying (i) that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified and listing the instruments of modification); (ii) the dates to which Minimum Rent and all other charges have been paid; (iii) whether or not Landlord is in default hereunder or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified); (iv) if applicable, that Tenant has accepted possession and has entered into occupancy of the Property; (v) the Lease Commencement Date and the Termination Date, and certifying as to such other matters as Landlord may reasonably request. Tenant acknowledges that any such statements so delivered by Tenant may be relied upon by Landlord, any landlord under any ground or underlying lease, or by any prospective partner, purchaser, mortgagee, lender, or any assignee of any mortgage.
          (b) The failure of Tenant to execute, acknowledge and deliver to Landlord a written instrument in accordance with the provisions of this Section 32 within the ten (10) day period above provided shall constitute an acknowledgment by Tenant, which may be relied upon by Landlord, or by any prospective purchaser, mortgagee, lender, or any assignee or any mortgage that this Lease has not been modified, supplemented or amended except as set forth in Landlord’s request, and is in full force and effect (or in full force and effect as so modified, supplemented or amended), that the Minimum Rent, Additional Rent and any other charges arising hereunder have not been paid beyond the respective due dates immediately preceding the date of such request, that Tenant has no right of set-off or other defense to this Lease and of the truth of such other facts and conditions as shall have been requested to be certified, and shall constitute, as to any person entitled to rely as aforesaid, a waiver of any defaults which may exist prior to the date of such request. [Notwithstanding the foregoing, Tenant’s failure to furnish such written instrument, within the time period provided herein after Landlord’s request therefor, shall constitute a default under this Lease.]
     33. Transfer of Existing Business Operations.
          (a) Landlord is the current operator of the Jack Frost Ski Resort. Landlord has available food and food related product inventory from its operation of the ski resort as set forth on Exhibit “D” attached hereto, and made a part hereof. Tenant shall pay to Landlord on December 1, 2005, the sum of Thirteen Thousand Seventy-Five and 00/100 Dollars ($13,075.00) for the acquisition of said inventory set forth on Exhibit “D”, which purchase price shall be the lower of cost or market value.
          (b) Landlord is the current operator of the Jack Frost Ski Resort. Landlord has available retail sales inventory from its operation of the ski resort as set forth on Exhibit “E” attached hereto, and made a part hereof. Tenant shall pay to Landlord on December 1, 2005, the sum of Eighty-Five Thousand Three Hundred One and 00/100 Dollars ($85,301.00) for the

acquisition of the equipment set forth on Exhibit “E”, which purchase price shall be the lower of cost or market value.
          (c) For all ski equipment or other items (i.e., uniforms) ordered by Landlord for the forthcoming ski season, Tenant shall attempt to release Landlord from the obligations for said purchase and have assigned to Tenant such purchase order(s). If Tenant cannot accomplish the above, then Tenant shall pay Landlord for all equipment ordered by Landlord for its ski facility which items were ordered prior to the date of this Lease. Payment to Landlord shall be within five (5) days of receipt of the invoices due from Landlord to Tenant.
          (d) In the course of preparing the Jack Frost Ski Resort for the 2005-2006 season, Landlord has incurred certain marketing expenses as set forth on Exhibit “F” attached hereto, and made a part hereof. Tenant shall pay to Landlord on December 1, 2005, the sum of Eighty-nine Thousand, Forty-three and 52/100 Dollars ($89,043.52) to reimburse Landlord for the prepaid marketing expenses set forth on Exhibit “F”.
          (e) Landlord shall transfer to Tenant as part of this Lease all existing ski equipment in Landlord’s possession free and clear of all liens and encumbrances except those set forth in paragraph “c” hereinabove.
          (f) In course of preparing the Jack Frost Ski Resort for the 2005-2006 season, Landlord has incurred certain insurance premiums as set forth on Exhibit “G” attached hereto, and made a part hereof. Tenant shall pay to Landlord on December 1,2005, the sum of Zero and 00/100 Dollars ($0.00) to reimburse Landlord for the prepaid insurance premiums set forth on Exhibit “G”.
          (g) In the course of preparing the Jack Frost Ski Resort for the 2005-2006 season, Landlord has incurred certain dues as set forth on Exhibit “H” attached hereto, and made a part hereof. Tenant shall pay to Landlord on December 1, 2005 the sum of Two Thousand, Six Hundred, Twenty-three and 00/100 Dollars ($2,623.00) to reimburse Landlord for the prepaid dues set forth on Exhibit “H”.
          (h) Landlord, in preparation for the 2005-2006 ski season, has sold certain ski packages (including banquet packages / food packages, as per the record of bookings maintained at the sales office) and/or tickets and/or vouchers. Said packages, tickets and vouchers are more specifically set forth on Exhibit “I” attached hereto, and made a part hereof. Tenant agrees to honor at no cost to Landlord and at no additional cost to the purchaser of said packages, tickets and vouchers, the packages, tickets and vouchers set forth on Exhibit “I”, or any rates quoted to Landlord’s customers.
          (i) Tenant agrees that the ski packages or ticket prices advertised by Landlord for the 2005-2006 ski season will be honored by Tenant, who shall not change, alter, or increase ticket prices previously set by Landlord for the 2005-2006 ski season.
          (j) Landlord has leased certain equipment and has certain service contracts, more particularly set forth on Exhibit “J” attached hereto, and made a part hereof. Tenant agrees to assume said leases and be solely responsible for and indemnify Landlord from the obligations of said leases. Tenant shall contact all of the lessors of the leased equipment and service agreements as set forth on Exhibit “J” and shall make reasonable efforts to have said leases and contracts assigned to Tenant and Landlord released from all obligations under said leases or contracts.
          (k) Landlord has engaged the rental of certain billboards for marketing purposes, as more specifically set forth on Exhibit “K” attached hereto and made a part hereof. Tenant shall pay for and be responsible for the billboards for all expenses incurred beginning December 1, 2005. Tenant shall contact all of the companies with which Landlord has contracts for billboard advertising as set forth on Exhibit “K” and shall have said contracts assigned to Tenant and Landlord released from all obligations under said contracts. Tenant shall have the use of only the billboards set forth in Exhibit “K”.
          (l) Tenant shall assume, at no cost to Landlord, the responsibility for and shall honor all ski related gift certificates or vouchers or passes previously purchased by customers of Landlord up to a maximum of Ten Thousand Dollars ($10,000.00) provided that Landlord will reimburse Tenant for fifty percent (50%) of retail merchandise purchases made with the gift certificates, vouchers or passes.
          (m) Landlord had, prior to entering into this Lease, agreed to an Arts and Crafts Festival in October, 2005. Landlord agrees to have assigned to Tenant all of the obligations of Landlord under the said Agreement for the Arts and Crafts Festival and shall be responsible for Landlord’s obligations under the terms of that Agreement. This event having already occurred, it is agreed that the Tenant shall receive the revenues, and be responsible for the expenses thereof.
          (n) Tenant shall during the term of this Lease, and any renewals thereof, maintain detailed records of all inspections for health and safety by any local, state or federal agencies. Copies of all safety inspections and health inspections shall be forwarded to Landlord for their review within thirty (30) days of receipt of same by Tenant. All deficiencies in any report shall immediately be corrected by Tenant. Failure to correct any deficiency within thirty (30) days of receipt of same by Tenant shall be a breach of this Lease.
          (o) Tenant shall at all times, consider, and will comply with all existing or future safety recommendations of the National Ski Area Association and the Pennsylvania Ski Area Association in regard to the operation, design and type of equipment utilized by Tenant on the Property or any other recommendation for operation, design, or otherwise affecting the use of the Property.
          (p) Landlord shall have the unlimited right to inspect the Property. If in Landlord’s reasonable opinion, the Property or any part thereof, needs repair, maintenance or replacement, Tenant shall repair, service, maintain or replace any portion of the Property so determined to be deficient by Landlord.

          (q) Landlord currently operates and “800” number for its real estate sales and ski operations. Landlord and Tenant desire to keep that number in service until April 30, 2006. The cost of maintaining that number and the cost of the employees to service that number (their wages and benefits) shall be borne by Landlord and Tenant equally. Landlord shall have the right to terminate the phone number after April 30, 2006. In the event that Landlord does not terminate the phone number, then after April 30, 2006 Landlord shall be responsible for all costs and expenses associated thereto.
          (r) Landlord currently has a website, jfbb.com. Landlord shall assign the ownership of the website to Tenant. Tenant shall pay for the costs for the fees and maintenance of this website. Tenant shall have the right to use the website subject to the approval of Landlord of all information relating to the real estate operations of Landlord or its affiliates or subsidiaries Blue Ridge which is placed on the website. Until April 1, 2006, Landlord shall have an unlimited right to link to said website for real estate purposes.
          After April 1, 2006, Landlord shall have the unrestricted right, without charge, to post a prominently displayed link on the homepage of said website for Landlord or its affiliates or subsidiaries real estate operations and to advertise on the web site or for any other purpose at no cost to Landlord. Upon termination of the Lease the website shall belong to Landlord and the registration of the website shall be transferred to Landlord’s name.
          (s) In the event that any employee of Peak is needed at any time for any investigation, testimony, deposition, or otherwise, relating to any claim, action or lawsuit against Landlord or any affiliate of Landlord, Tenant shall make such employee of Tenant available to Landlord at no cost to Landlord at any time requested by Landlord.
          (t) Tenant shall utilize only the name “Jack Frost” on its advertising and for the ski facility. No other name may be used to identify the ski facility except to note that it is operated by Peak Resorts.
          (u) From November 1st through April 30 of every year of this Lease or any extension or renewal thereof, Tenant shall be responsible for all snow clearing, ice removal, placement of anti-skid material on all roads, parking areas, or driveways currently maintained by Landlord and which in the future will be the responsibility of Landlord to maintain (i.e. Road “C”). Tenant shall bill Landlord for the services rendered above on a monthly basis at a cost to Landlord no greater than the amount, on a per hour basis, paid by Kidder Township for outside contractors for snow removal plus Tenant’s cost for snow melting materials. Tenant shall indemnify and hold harmless Landlord for any action or cause of action related to the above services. Landlord may terminate this provision of the Lease at any time upon ten (10) days notice to Tenant.
          (v) Any invoice or monies due for any item owed to landlord pursuant to the above subparagraph will be paid by Tenant on December 1, 2005 or if the invoice or monies due have not been provided to Tenant by Landlord then payment shall be due within ten (10) days of notification by Landlord to Tenant of the amount due. The provision of this paragraph applies to the Lease dated August 31, 2005. The right to cure monetary defaults does not apply to the provisions of this paragraph 33.
     34. Ski Passes. Tenant shall provide to Landlord twenty-five (25) season passes and five (5) daily passes per day for all facilities at the Property each year prior to November 1st for each upcoming ski season. Any of the passes shall include use of lifts, lessons, ski equipment rental and snow tubing. Each daily pass shall be valid for one (1) day. Any of the passes may be used by Landlord or any of their employees, guests, or other third parties as they may desire. All passes will be good at both Jack Frost Ski Resort and Big Boulder Ski Resort.
     35. Subdivision.
          (a) Landlord is in the process of subdividing portions of its land for subdivisions and Planned Residential Developments (hereinafter referred to as “Subdivisions”) some of which are part of the land which is being leased herein, and part of it is other lands adjoining the Property being leased herein to Tenant. Tenant acknowledges that there are Subdivisions being prepared by Landlord and/or are in the process of having infrastructure installed or erected on the Property for said Subdivisions. Further, Tenant acknowledges that the Landlord or its affiliates may be the builder of some of the homes and/or buildings to be constructed in said Subdivisions and may have non-affiliated companies or individuals purchase lots and build homes and/or other structures in said Subdivisions. Further, Tenant acknowledges that there are numerous water, sewer, storm water, utilities and other easements associated with said Subdivisions that cross or will cross the Property being leased to Tenant. Tenant acknowledges that they have reviewed Landlord’s development plans and conceptual plans for Jack Frost National Golf Course, Jack Frost Golf Course PRD, Jack Frost Ski PRD, Boulder Lake Village Subdivision, Lake Shore Subdivision, Round Pond Subdivision, Pheasant Run and Slope Side Subdivision and agrees that said plans and developments do not interfere with Tenant’s ski operations., Therefore, Tenant agrees as follows:
               (1) Landlord shall have the right and easements at any time during the term of this Lease, or any extensions thereof, to enter the Property being leased to Tenant and to have ingress, egress and regress for the purposes of access or construction of any structures, improvements, roads, utilities, storm water facilities or other subdivision or PRD improvements to be erected in, or under the Property for the Subdivisions of Landlord or any future Subdivisions developed whether adjacent to the Property or not and to install the infrastructure or have others install the infrastructure for the benefit of said Subdivisions, provided that such location or use of the easement does not interfere with Tenant’s operation of a ski facility.
               (2) Landlord shall have the right to install upon the Property being leased to Tenant water, sewer, and utility lines and storm water controls for the purposes of the benefit of said Subdivisions. The expense for the construction of said water lines, sewer lines, utility lines, and storm water controls shall be the responsibility of Landlord provided that such location does not interfere with Tenant’s operation of a ski facility.

               (3) Landlord shall have the right to erect upon the Property being leased to Tenant any water towers, wells, storm water controls, water lines, sewer lines, which structures or equipment may permanently reside on or under the Property leased to Tenant, provided that such location does not interfere with Tenant’s operation of a ski facility. Landlord hereby reserves for itself, its customers, tenants, subtenants, licensees, grantees, successors and assigns, for the length of this lease or any renewal thereof, an easement for the withdrawal of water from the wells now located on the Property or to be installed on the Property leased to Tenant or which in the future may be located on the Property.
               (4) Tenant agrees that all restrictions and requirements for all Subdivisions as imposed by Kidder Township, Pennsylvania Department of Environmental Protection, Carbon County Planning Commission, Delaware River Basin Commission, or any other federal, state or local governmental agency necessary for the completion, erection, or installation of improvements or structures within said Subdivisions which are a burden on the Property leased to Tenant shall be permitted by Tenant to be installed, erected or placed upon the Property being leased to Tenant, all of which shall be at the cost of Landlord.
               (5) Tenant shall not interfere with the installation, erection, placement, use, repair, maintenance or replacement of any of the aforesaid structures, equipment, water lines, sewer lines, utility lines, storm water controls, by Landlord on the Property, provided that such installation, erection, placement, use, repair, maintenance or replacement does not interfere with the Tenant’s operation of a ski facility.
               (6) Landlord shall have the right to construct access area (paths, walkways, ski paths, alleyways, cart path, ski runs, etc.) from its Subdivisions across, through and over the Property leased to Tenant some of which are to provide access to the Tenant’s Buildings and ski slopes, all of which access areas shall be maintained by Tenant. The location of such access areas shall be mutually agreed upon by Landlord and Tenant. The cost for construction of these access areas shall be paid by Landlord or their successors or assigns. All liability for these access areas after construction by Landlord shall be borne solely by Tenant. Tenant shall be responsible for snow-making for the access points to the Ski Area from the subdivisions during ski season to permit the residents of Landlord’s developments to ski on and off the access ways from their developments for the portion of the access way on the Leased Premises, provided, however, Tenant shall only be obligated to use the then existing snow making equipment and shall be under no obligation to purchase additional snow making equipment for this purpose.
               (7) A portion of the Leased Premises, as shown on Exhibit “O” (the “Jack Frost Ski PRD Area”), is intended by Landlord to be a portion of the Jack Frost PRD project being developed by Landlord. That project will include one or more condominiums and planned communities. Landlord shall have the right to create such projects and condominiums communities and planned communities and to include the PRD Area as part of such community or communities. Landlord may cause the PRD Area to be one or more units (or a portion thereof) of such communities, ownership of which unit shall initially remain in Landlord. When such communities are created, if required by Landlord, Tenant shall execute an amendment to this Lease confirming that the PRD Area that is a portion of the Leased Premises shall be such unit. Tenant shall cause its liability insurance policies, as described in Paragraph 6 (a), to name, in addition to Landlord, the applicable condominium and homeowners’ associations as additional insureds, and Tenant shall indemnify and hold harmless Landlord and those associations for any claims or damages resulting from Tenant’s operations, whether or not insured.
     (b) Tenant shall have the right to remove water from ponds or streams on the Property for the purposes only of making snow subject to all federal, state and local governmental rules and regulations including Delaware River Basin Commission.
     (c) Landlord, their successors or assigns, shall have the right to provide treated water from Landlord’s sewage treatment plant for snow making to Tenant who shall accept such treated water and utilize it for snow making purposes.
     (d) All wells on the Leased Premises shall remain the property of Landlord for Landlord’s use. Upon central water being available to Tenant, Tenant shall connect to said central water system at Tenant’s sole cost and expense. Until such central water system is available for Tenant’s hookup Tenant shall use the existing wells for drinking water.
     (e) A pump house exists on the property leased to Tenant. The pump house provides pumps for water removal for snow-making for the Leased Property. The pump house also provides water lines for the water provided for irrigation to the golf course entity. The golf course entity shall be entitled to access the pump house and have full use of and access to all water lines at no cost to Landlord or the golf course entity. The golf course entity shall maintain its own pumps and electrical meter for electricity for the pumps. The Tenant shall maintain its own pumps for water removal and its own electric meter for the pumps. Tenant shall be solely responsible for the repair, replacement and maintenance of all water lines on the Property, whether used by Tenant or Landlord, or its subsidiaries, affiliates or assigns or the golf course entity, unless it is caused by Landlord’s, or its affiliates, negligence. Tenant shall also be solely responsible for the repair, replacement and maintenance of the pump house. Tenant shall be solely responsible for obtaining and preparing all information necessary for all reports to be submitted pertaining to water withdrawal from the Tobyhanna Creek or any other water source.
     The parties further agree that the road to the pump house shall be retained by Landlord, but maintained, repaired, insured, and plowed of snow by Tenant. Further, Tenant shall not have the exclusive use of this roadway, but shall share its use with Landlord, its licensees, tenants, guests or assigns and the golf course entity. Either party will have the right to use poles on the Property or off the Property along the pump house road of the other for utilities.
     (f) Landlord, its agents, successors or assigns, shall have full access to any water lines or water pumps on the Property leased to Tenant at any time.
     (g) Landlord reserves an unlimited easement or right of access on the Property to lay, re-lay, install, inspect, operate, maintain, repair, alter, remove, renew, replace, add and keep any water or sewer lines in, over, under, upon and across the Property for the benefit of Landlord and adjacent landowners and Subdivisions, provided that these encumbrances do not interfere with the Tenant’s operation of a ski facility.

          (h) Some of the current parking for the Leased Property is on lands of the Landlord or future Planned Communities or Condominium Projects. Tenant shall have the right to utilize those parking areas designated by Landlord until such time as Landlord notifies Tenant not to utilize such parking areas. Tenant shall be responsible to insure, repair and maintain such parking areas on the property of Landlord. All new areas for parking for Tenant on Tenant’s Leased Property shall be Tenant’s responsibility to repair, insure and maintain. New parking areas as shown on Exhibit “L” will be prepared by Landlord as needed, as existing areas are closed or blocked.
          Landlord shall, at no cost to Landlord, its licensees, tenants, guests or assigns, have the right, during non-ski season periods, to utilize the parking areas of Tenant for the golf course parking and golf course access or other uses associated with its developments or future developments.
          (i) The term “road” or “roadways” utilized anywhere in this lease shall include any storm water facilities associated with the construction of said roads or roadways and any traffic control devices or signs on or for said roads or roadways.
          (j) (1) All permits for the withdrawal of water for snow-making purposes or for golf course irrigation shall remain with Landlord. Tenant shall be responsible to reimburse Landlord for all labor, employee benefits, materials, permit fees, supplies or other costs and expenses required to monitor and submit the necessary reports for the water withdrawal permits. Tenant shall provide all information and monitoring of water withdrawal required by Landlord to maintain said permits.
               (2) Tenant shall be responsible to read the pump meters and record the meter readings daily at the same time each and every day. Tenant shall go to the U.S.G.S. web site and print out the Tobyhanna Creek’s monitoring station daily report. If the monitoring station is below 22.4 cfs, all water withdrawals must cease immediately. Tenant shall be responsible for and shall pay for all water withdrawn. Tenant shall provide all documentation requested by Landlord regarding water monitoring and water withdrawals. Landlord does not guarantee the availability of water for snow-making
          (k) Throughout the Leased Premises are non-public access roads. Tenant shall repair and maintain all said access roads on the Leased Premises including snow removal. Landlord, at anytime, shall have full rights on ingress, egress and regress over, upon and through said access roads. No access road shall be terminated or blocked without Landlord’s prior written permission which may be withheld at its sole discretion.
          (l) Landlord reserves the right at any time and from time to time to remove, relocate, or demolish existing facilities including but not limited to underground storage tanks, buildings, garages, concrete pads, parking areas, or existing equipment attach to a building or inground. Landlord shall restore or replace such equipment, buildings or facilities on the Leased

Premises or shall provide additional area adjacent to the Leased Premises to the Tenant in size or value to that which is removed. Any buildings that are removed or demolished shall be replaced with buildings of a similar value except that Landlord shall have the unrestricted right without the requirement of replacement or reimbursement, to demolish the flightline building.
          (m) Tenant’s heavy equipment (over 20 tons), construction equipment or groomers shall not be permitted to enter upon any entrance road to any development of Landlord’s or upon Jack Frost Mountain Road or Road “C” except for snow removal.
     36. Liauor License.
          (a) Landlord is the owner (through its affiliates) of Liquor License No. R-20052 (hereinafter “License”).
          (b) Tenant shall form a Pennsylvania corporation which shall be a wholly owned subsidiary of Tenant (hereinafter “Corporation”).
          (c) Landlord agrees to transfer and assign to Corporation for One Dollar ($1.00) all of Landlord’s right, title and interest in and to the License for use only at the Property in accordance with the rules and regulations of the Pennsylvania Liquor Control Board (hereinafter referred to as the “PLCB”) and to execute in connection therewith all papers and documents and to provide such information as required by the PLCB in connection with the transfer.
          (d) Corporation agrees to purchase and accept the License for use only at the Property in accordance with the rules and regulations of PLCB and to execute in connection therewith all papers and documents and to provide such information as required by the PLCB in connection with the transfer.
          (e) All of the stock of Corporation shall be pledged to Landlord as security for the return of the License upon the termination of this Lease for any reason.
          (f) The License may not be assigned, escrowed, encumbered in any manner, sold, transferred or conveyed except to Landlord or designee.
          (g) Tenant shall utilize and pay Landlord’s attorney to represent Corporation in the transfer of the License.
          (h) Corporation shall have a Board of Directors of no more than three (3) members, one (1) of whom shall be appointed by Landlord and may not be removed by Corporation’s shareholders.
          (i) Tenant and Corporation, at the termination of this Lease thereof, upon breach of this Lease ,shall, for no monetary or other consideration, and as part of the terms of this Lease, transfer to Landlord, or its successors or assigns, the License.

          (j) Tenant and Corporation do hereby grant to Landlord a security interest in License and agree they will execute all necessary documents, including but not limited to an irrevocable power of attorney to transfer said License back to Landlord upon termination of this Lease, or upon any event of default or breach of this Lease as defined herein, and further will perfect Landlord’s security interest in the License. The requirements of Landlord for the signing of any document to secure Landlord’s interest in the License may be at any time during this Lease, or after the termination of the Lease.
          (k) Tenant and Corporation shall cooperate in the transfer of the License to Landlord upon termination or default of the Lease for any reason. No payment shall be made to Tenant or Corporation for the transfer of the License to Landlord.
          (l) Tenant shall have Corporation’s shareholders pledge all of their stock irrevocably to Landlord to hold as security for the transfer of the License. No officers, directors, or shareholders may be added to the initial officers, directors, and shareholders without the prior written consent of Landlord, which in its sole discretion, may be denied. The initial officers and directors of the Corporation must be approved by Landlord.
          (m) All of the terms, conditions, covenants and warranties set forth in the stock pledge and Security Agreement attached as Exhibit “M” to be signed by Corporation shall be an obligation and covenant by Tenant and are incorporated into this Lease.
          (n) Pending the transfer of the License to Corporation all operations and sales of liquor shall be done under the control of Landlord, on the account and to the benefit of Landlord, and Tenant give permissive use/leave to Landlord to continue operating pursuant to a management agreement between Landlord and Corporation of even date.
          (o) Tenant shall be solely responsible for correcting all citations by the PLCB from December 1, 2005, until the re-transfer of the License to Landlord. Any violation not corrected within sixty (60) days of PLCB citation, or such lesser time as determined by PLCB, shall then constitute a breach of this Lease and an Event of Default.
          (p) Corporation shall maintain Liquor Liability Insurance in an amount of no less than One Million and 00/100 ($1,000,000.00) Dollars, which insurance shall name Landlord as an additional insured.
          (q) Tenant and Corporation shall pay for and renew the License annually and provide notice of such renewal by August 1 of each year.
          (r) If Tenant or Corporation is in breach of this Lease for failure to comply with PLCB rules and regulations, failure to pay when due and License renewal fees; or receives a third PLCB citation for any reason, Landlord shall have the remedy, in addition to all other remedies provided for herein, for said breaches of this Lease to require the transfer of the License to Landlord who will then be free to transfer, sell or assign the License to any person, corporation or other entity, and Tenant shall thereafter be obligated to continue to pay the same rent and additional rent then in effect.

          (s) Tenant and Corporation shall be responsible to pay all of the transfer costs to transfer the License to Tenant and to transfer the License back to Landlord or its designee. Transfer costs shall include all of Landlord’s attorney’s fees, accountant fees and PLCB fees.
          (t) Tenant will keep current all taxes due the Commonwealth of Pennsylvania including but not limited to corporate taxes, sales taxes and income taxes.
          (u) Tenant will immediately notify Landlord of any contact from the Pennsylvania Liquor Control Board or any police agency which effects the enforcement of rules or regulations of the Pennsylvania Liquor Control Board.
     37. Right of First Refusal. Tenant shall have a right of first refusal for the Land described in Exhibit “A”. If Landlord agrees to sell the Land and enters into an Agreement of Sale for said Land, Tenant shall be provided a copy of said Agreement of Sale and shall have fifteen (15) days from the receipt of said Agreement to exercise its right to acquire the Land upon the same terms and conditions as set forth in the Agreement of Sale. If the Tenant notifies the Landlord of its intention to exercise its right of first refusal with respect to the Land, its notice, together with the underlying proposed Agreement of Sale, shall constitute an Agreement of Sale between Landlord and Tenant and the Tenant shall proceed to closing under the terms of the Agreement of Sale. If the Tenant notifies the Landlord in writing that it shall not purchase the Land, or if Tenant has not notified the Landlord of its decision to purchase within the fifteen (15) days of receipt of the offer, then Tenant shall have waived its right of first refusal for any and all subsequent offers to purchase the Property. This right of first refusal of Tenant shall not apply to any sale to any affiliate of Landlord or to any majority shareholder of Landlord. This right of first refusal shall end and be null and void upon the termination of this Lease by either Landlord or Tenant or upon the end of the Lease.
     38. Notices. All notices, demands and other communications required or permitted to be given under this Lease shall be in writing and shall be deemed to be given when delivered (or, if delivery is refused, on the date delivery was attempted) if sent by recognized overnight courier, or upon three (3) business days after deposit in the U.S. Mail if sent by certified or registered mail, postage prepaid. All notices shall be addressed to Landlord and to Tenant at the following address:

Tenant:	JFBB Ski Areas, Inc.
409 Hidden Valley Drive
Wildwood, Missouri 63025
Attn: Stephen Mueller

with copy to:	Helfrey, Simon & Jones, P.C.
120 S. Central Ave., Suite 1500
St. Louis, MO 63105
Attn: David L. Jones, Esq.
Fax: (314) 725-9100

Landlord:	Blue Ridge Real Estate Company
Box 707
Blakeslee, PA 18610
ATTN: Eldon D. Dietterick

with copy to:	Shulman, Shabbick & Ettinger
1935 Center Street
Northampton, PA 18067
ATTN: David B. Shulman, Esquire
or to any subsequent address which Landlord or Tenant shall designate in writing for such purpose.
     39. Guaranty Peak Resorts, Inc. and JFBB LQ, Inc. hereby unconditionally guarantees to Landlord the due performance including but not limited to, the prompt payment when due of all of Tenant’s liabilities, rental and obligations to Landlord. This shall be an unlimited and continuing guaranty secured by a separate guaranty of Peak Resorts, Inc. and Corporation securing all of the obligations of Tenant.
     40. Cross Agreements. Tenant is entering into this Lease simultaneously with Tenant entering into a similar Lease of Tenant with Big Boulder Corporation an affiliate of Landlord. Any default by Tenant of any of its obligations under its Lease with Big Boulder Corporation shall constitute and be a default of the terms of this Lease with Landlord.
     41. Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant, or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.
     42. Notice to Quit. Tenant waives the right to any notice to remove as may be specified in the Pennsylvania Landlord and Tenant Act of April 6, 1951, as amended, or any similar successor, provision of law, and agrees that fifteen (15) days notice shall be sufficient in any case where a longer period may be statutorily specified.
     43. Entire Agreement-Applicable Law. This Lease, the exhibits and amendments or addendums, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions, provisions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions, provisions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party. This Lease shall be governed by and construed in accordance with the laws of the State in which the Leased Premises are located.
     44. Successors and Assigns. The conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. The covenants contained herein shall be deemed to be covenants running with the Property and the Leased Premises and shall be binding upon all owners, users and occupants of such land for so long as this Lease remains in effect. The restrictions, benefits and obligations under this Lease shall be deemed to create mutual and reciprocal benefits and servitudes upon the Property and the Leased Premises, which shall run with and against said property and be a benefit and burden thereon, except that said restrictions, benefits and obligations shall cease and be of no further force or effect after the termination of this Lease.
     45. Notice of Lease. The parties shall, promptly upon the request of either, execute and deliver a Notice of Lease which Landlord shall, at its sole expense, cause to be recorded in the Recorder of Deeds within ten (10) days following execution thereof and returned to Tenant within ten (10) days after the receipt of the recorded memorandum from the Recorder of Deeds.
     46. Broker’s Representation. Landlord represents that it dealt with no broker or brokers and Tenant represents that it dealt with no broker or brokers in connection with the negotiation, execution and delivery of this Lease. Landlord and Tenant shall, and do hereby, indemnify and save the other harmless from and against any losses, damages, penalties, claims or demands of whatsoever nature arising from a breach of its foregoing representation including, without limitation, reasonable attorneys’ fees and expenses. The representations and indemnifications set forth in this Section shall survive the cancellation or termination of this Lease.
     47. Estoppel Certificates. Within twenty (20) days after request by either party, the other party shall execute and deliver to the requesting party a written certificate as to the status of this Lease, any existing defaults, the status of the payments and performance of the parties required hereunder and such other information that may be reasonably requested.
     48. Captions and Definitions. Marginal captions of this Lease are solely for convenience of reference and shall not in any way limit or amplify the terms and provisions thereof. The necessary grammatical changes which shall be required to make the provision of this Lease apply (a) in the plural sense if there shall be more than one Landlord and (b) to any landlord, which shall be either a corporation, an association, a partnership or an individual, male or female, shall in all instances be assumed as though in each case fully expressed.
     49. Survival. Unless otherwise provided, upon the termination of this Lease under any of the Sections hereof, the parties hereto shall be relieved of any further liability hereunder except as to acts, omissions or defaults occurring prior to such termination.

     50. Closing Conditions.
          (a) Tenant’s Closing Conditions. Tenant’s conditions precedent to the effectiveness of this Lease shall be as follows:
               (1) Delivery of Non-Disturbance Agreement. It is a condition precedent to Tenant’s obligations under this Lease that on the Commencement Date (i) Tenant shall have received from any lender to Landlord a duly executed and acknowledged agreement in form reasonably acceptable to Tenant, and in form suitable for recording, whereby such lender agrees that such lender shall consent to this Lease and warrant that Tenant’s possession and right of use under this Lease in and to the Leased Premises shall not be disturbed by such holder unless and until Tenant shall breach any of the provisions hereof and this Lease or Tenant’s right to possession hereunder shall have been terminated in accordance with the provisions of this Lease, and (ii) such agreement shall be recorded against the Property.
               (2) Assignment of Agreements. Except as Set Forth in Schedule 1, it is a condition precedent to Tenant’s obligations under this Lease that on the Commencement Date Landlord shall assign to Tenant, by assignment documents in form reasonably acceptable to Landlord and Tenant, all permits, licenses, contracts, warranties and other intangible rights affecting the Property as provided on Exhibit “P”. Such assignments shall provide an undertaking of Landlord to indemnify, defend and hold Tenant harmless from and against any damage, claim or other liability arising out of the assigned agreements prior to the Commencement Date, and an undertaking of Tenant to indemnify, defend and hold Landlord harmless from and against any damage, claim or other liability arising out of the assigned agreements following the Commencement Date.
     51. Force Majeure. If there shall occur any strikes, lockouts or labor disputes, inability to obtain adequate sources of energy, labor or material or reasonable substitutes, acts of God, governmental restrictions, regulations, orders, guidelines or programs, enemy or hostile governmental action, riot, civil commotion, fire or other casualty or any other conditions, whether similar or dissimilar to those enumerated above, which are beyond the reasonable control of any party to this Lease and not due to the fault or negligence of such party or financial inability to perform, these conditions shall be deemed “unavoidable delays”. If either party shall, as a result of any unavoidable delay, fail to punctually perform any obligation specified in this Lease (other than the payment of money), then such failure shall not be deemed a breach or default and the applicable time periods in which to perform shall be extended, but only to the extent reasonable to account for the unavoidable delay.
     52. Choice of Law. This Lease has been executed and delivered in the Commonwealth of Pennsylvania and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania. Any action brought to enforce or interpret this Lease shall be brought in the Court of Common Pleas of Carbon County, Pennsylvania. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same. It is agreed and stipulated that all parties hereto have participated equally in the preparation of this Lease and that legal counsel was consulted by each responsible party before the execution of this Lease.
     53. No Joint Venture. This Lease shall create only the relationship of Landlord and Tenant between Landlord and Tenant and no estate shall pass out of Landlord. Nothing herein is intended to be construed as creating a joint venture or partnership relationship between the parties hereto.
     54. Waiver of Jurv Trial. It is mutually agreed by and between Landlord and Tenant that they hereby waive trial by jury in any action proceeding or counter-claim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Property or claim of injury or damage.
     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD
WITNESS:
BLUE RIDGE REAL ESTATE COMPANY

	By:	/s/ Eldon D. Dietterick

Eldon D. Dietterick
Its: Executive Vice President and Treasurer

TENANT
WITNESS:
JFBB SKI AREAS, INC.

	By:	/s/ Stephen Mueller

Stephen Mueller
Its: Vice President

CORPORATION

JFBB LQ, INC.

	By:	/s/ Stephen Mueller

Stephen Mueller
Its: Vice President

GUARANTOR

PEAK RESORTS, INC.

By:	/s/ Stephen Mueller

Stephen Mueller
Its: Vice President

EXHIBIT A

Nov 04, 05-10:17am
G:\CARBON COUNTY\Kidder\03906.01 Jack Frost Ski Area PRD\Engineering\Drawings\JFSA Overall.dwg

SKI AREA = ±178.0 ACRES
PARKING AREA = ±23.2 ACRES
TOTAL = ±201.2 ACRES
AREA = ±9.6 ACRES
AREA = ±1.8 ACRES

NSD	ALP	PROPOSED JACK FROST SKI AREA LEASE PLAN	R.K.R. Hess Associates, Inc.
SRF			
11/2/05			
1"=500'		KIDDER TOWNSHIP / CARBON COUNTY, PA	

REVISIONS

1	11/4/05	REVISED AREAS

GUARANTY
     KNOW ALL MEN, that
     For value received, in consideration of the sum of One Dollar ($1.00) paid by BLUE RIDGE REAL ESTATE COMPANY (“Landlord”) to the undersigned, receipt of which is hereby acknowledged, and in consideration for, and as any inducement to Landlord entering into the foregoing Lease, between Landlord and JFBB Ski Areas, Inc. (“Tenant”), the undersigned, jointly and severally, for itself and its successors, successors in interests and assigns, guarantees to Landlord, its successors, successors in interest and assigns, the full and faithful performance by Tenant of Tenant’s covenants and promises under said Lease. The undersigned also guarantees the payment of all costs, attorney’s fees and other expenses incurred by Landlord in enforcing such performance. The undersigned waived notice of nonpayment or proof of notice or demand.
     The validity of this Guaranty and the obligations of the undersigned under this Guaranty shall not be terminated, affected or impaired by reason of Landlord’s assertion against Tenant of any of Landlord’s rights or remedies under the Lease.
     Landlord may, without notice to the undersigned, modify the Lease with Tenant and grant extensions of concessions to Tenant with respect to the Lease without affecting the liability of the undersigned under this Guaranty. The liability of the undersigned shall continue in full force and effect during any extension, option or renewal terms of this Lease. The undersigned guarantees the payment of all holdover rent, and any costs or expenses uncured by Landlord resulting from Tenant’s holdover beyond the termination of the Lease.
     The liability of the undersigned is primary and may be enforced by Landlord before or after proceeding against Tenant and shall not be subject to deduction for any claim of offset, counterclaim or defense which Tenant may have against Landlord. Actions to enforce this Guaranty may be brought successively against one or both of the undersigned jointly or severally and against one without impairing or affecting the right of Landlord against the other. This Guaranty is a guarantee by the undersigned of payment, not collection.

     The undersigned waived notice of acceptance of this Guaranty. The word “undersigned” as used herein refers to the signer hereof, its respective successors, legal representatives and assigns.
Dated 12/1/05

GUARANTOR PEAK RESORTS, INC.
By:	/s/ Stephen Mueller
	Name	Stephen Mueller
	Title:	Vice President

BBJF LQ, INC.
BY:	/s/ Stephen Mueller
	Name	Stephen Mueller
	Title:	Vice President